Exhibit 99.01

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Edelman

Reagan Crossley

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Immersion Corporation Reports Record Revenues in First Quarter 2014

SAN JOSE, Calif., May 1, 2014 — Immersion Corporation (NASDAQ: IMMR), the leading developer and licensor of touch feedback technology, today reported financial results for the first quarter ended March 31, 2014.

Results for the three months ended March 31, 2014

Total revenues for the first quarter of 2014 were $15.4 million, an increase of 11% compared to $13.9 million for the first quarter of 2013. Royalty and license revenues of $15.2 million for the first quarter of 2014 were up 11% from the same period last year. Net income for the first quarter of 2014 was $1.9 million, or $0.06 per diluted share. This compares to net income of $1.7 million, or $0.06 per diluted share, for the first quarter of 2013.

Non-GAAP net income for the first quarter of fiscal 2014 was $3.4 million, or $0.12 per diluted share, compared with non-GAAP net income of $2.7 million, or $0.10 per diluted share, for the first quarter of fiscal 2013. (See attached table for a reconciliation of GAAP to non-GAAP financial measures.)

As of March 31, 2014, Immersion’s cash, cash equivalents, and short-term investments were $81.3 million, compared to $71.1 million as of December 31, 2013. During the March quarter, the Company used $6.9 million to buy back approximately 0.6 million shares of its common stock under its stock repurchase program.

Management Commentary

“We are very pleased to report record revenues during the first quarter, which contributed to strong profitability,” said Vic Viegas, chief executive officer of Immersion. “During the period, our innovative TouchSense solutions were featured in some of the mobile industry’s most popular new smartphone and wearable devices. In addition, we continued to make great progress on our initiatives in new areas such as wearables and mobile content, positioning Immersion to capitalize on exciting market opportunities and a growing market awareness that Immersion’s touch technologies can bring richness and realism to advanced user interfaces.”

“As we indicated heading into the new calendar year, based on our current outlook we expect revenues for 2014 to be in the range of $54 million to $62 million, an increase of between 14% and 31% over the prior year. Non-GAAP net income for 2014 is anticipated to be in the range of $8 million to $15 million,” concluded Mr. Viegas.

Business Highlights

Recent business highlights that reinforce the value of Immersion haptic technology within key markets include:

•	Samsung’s adoption of innovative new Immersion software in its most important and strategic product launches. In its flagship Galaxy S5 smartphone, Samsung included Immersion TouchSense software as well as Tactile Assist, a new haptic accessibility feature enabling consumers with disabilities to enjoy visual and audio content enhanced with tactile effects. Additionally, Samsung incorporated custom versions of TouchSense into its groundbreaking Gear 2 and Gear Fit wearable devices.

•	Immersion’s unveiling new tools, technologies and user experience concepts at Mobile World Congress, illustrating how tactile technology enhances next-generation mobile and wearable devices by adding realistic and engaging touch experiences to user-created video, ads and entertainment, wearables, mobile user interfaces, gaming and more.

•	Immersion’s entry into its first content and media evaluation and testing agreement with an advertising technology platform partner who will integrate Immersion enablement tools into its software environment and evaluate the performance of haptically-enhanced ads.

Conference Call Information

Immersion will host a conference call with company management on Thursday, May 1, 2014 at 2:00 p.m. Pacific time (5:00 p.m. Eastern time) to discuss financial results for the first quarter ended March 31, 2014. To participate on the live call, analysts and investors should dial +1 877-941-1427 at least ten minutes prior to the start of the call. A live and archived webcast of the conference call will also be available for 90 days within the investor relations section of Immersion’s corporate Web site at www.immersion.com.

About Immersion (www.immersion.com)

Founded in 1993, Immersion (NASDAQ: IMMR) is the leading innovator in haptic technology; the company’s touch feedback solutions deliver a more compelling sense of the digital world. Using Immersion’s high-fidelity haptic systems, partners can transform user experiences with unique and customizable touch feedback effects; excite the senses in games, videos and music; restore “mechanical” feel by providing intuitive and unmistakable confirmation; improve safety by overcoming distractions while driving or performing a medical procedure; and expand usability when audio and visual feedback are ineffective. Immersion’s TouchSense technology provides haptics in mobile phone, automotive, gaming, medical and consumer electronics products from world-class companies. With over 1,600 issued or pending patents in the U.S. and other countries, Immersion helps bring the digital universe to life. Hear what we have to say at blog.immersion.com.

Use of Non-GAAP Financial Measures

Immersion reports all financial information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measures. Immersion discloses this non-GAAP information, such as Non-GAAP Net Income and Non-GAAP Net Income per diluted common share, because it is useful in understanding the company’s performance as it excludes certain non-cash expenses and other special charges that many investors feel may obscure the company’s true operating performance. Likewise, management uses these non-GAAP financial measures to manage and assess the profitability of its business. Investors are encouraged to review the related GAAP financial measures.

Forward-looking Statements

This press release contains “forward-looking statements” that involve risks and uncertainties as well as assumptions that, if they never materialize or prove incorrect, could cause the results of Immersion Corporation and its consolidated subsidiaries to differ materially from those expressed or implied by such forward-looking statements.

All statements, other than the statements of historical fact, are statements that may be deemed forward-looking statements, including, but not limited to, the statement regarding positioning Immersion to capitalize on exciting market opportunities and a growing market awareness that Immersion’s touch technologies can bring richness and realism to advanced user interfaces in a wide variety of emerging industries and our expectation that revenues for 2014 will be in the range of $54 million to $62 million and non-GAAP net income for 2014 will be in the range of $8 million to $15 million.

Immersion’s actual results might differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with Immersion’s business, which include, but are not limited to, potential and actual claims and proceedings, including litigation involving Immersion’s intellectual property; delay in or failure to achieve commercial demand for Immersion’s or its licensees’ products; a delay in or failure to achieve the acceptance of force feedback as a critical user experience; unexpected difficulties in monetizing the patent portfolio; the commercial success of applications or devices into which Immersion’s technology is licensed; potentially lengthy sales cycles and design processes; unanticipated difficulties and challenges encountered in development efforts; unexpected costs; failure to retain key personnel; competition; the inherently uncertain nature of litigation which makes future outcomes and timing difficult to predict; the impact of global economic conditions and other factors. Many of these risks and uncertainties are beyond the control of Immersion.

For a more detailed discussion of these factors, and other factors that could cause actual results to vary materially, interested parties should review the risk factors listed in Immersion’s Annual Report on Form 10-K for 2013 which is on file with the U.S. Securities and Exchange Commission. The forward-looking statements in this press release reflect Immersion’s beliefs and predictions as of the date of this release. Immersion disclaims any obligation to update these forward-looking statements as a result of financial, business, or any other developments occurring after the date of this release.

Immersion, the Immersion logo, TouchSense, HD Haptics and Reverb are trademarks of Immersion Corporation in the United States and other countries. All other trademarks are the property of their respective owners.

The use of the word “partner” or “partnership” in this press release does not mean a legal partner or legal partnership.

(IMMR – C)

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Immersion Corporation

Condensed Consolidated Balance Sheets

(In thousands)

	March 31, 2014 (Unaudited)	December 31, 2013 (1)
ASSETS
Cash and cash equivalents	$24,365	$14,136
Short-term investments	56,980	56,976
Accounts receivable, net	769	598
Deferred income taxes	7,784	7,784
Prepaid expenses and other current assets	550	690

Total current assets	90,448	80,184
Property and equipment, net	1,154	944
Deferred income tax assets	28,046	29,066
Intangibles and other assets, net	362	381

TOTAL ASSETS	$120,010	$110,575

LIABILITIES
Accounts payable	$1,949	$682
Accrued compensation	2,198	4,680
Other current liabilities	2,492	1,653
Deferred revenue	23,380	8,920

Total current liabilities	30,019	15,935
Long-term deferred revenue	11,928	13,441
Other long-term liabilities	501	528

TOTAL LIABILITIES	42,448	29,904
STOCKHOLDERS’ EQUITY	77,562	80,671

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$120,010	$110,575

(1)	Derived from Immersion’s annual audited consolidated financial statements.

Immersion Corporation

Condensed Consolidated Statements of Income

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2014	2013
Revenues:
Royalty and license	$15,157	$13,649
Product sales	0	19
Development, services, and other	279	192

Total revenues	15,436	13,860

Costs and expenses:
Cost of revenues (exclusive of amortization of intangibles shown separately below)	120	148
Sales and marketing	2,763	2,247
Research and development	3,058	2,573
General and administrative	6,521	7,178
Amortization of intangibles	20	20

Total costs and expenses	12,482	12,166

Operating Income	2,954	1,694
Interest and other income (expense)	(7)	10

Income before provision for income taxes	2,947	1,704
Provision for income taxes	(1,083)	(17)

Net Income	$1,864	$1,687

Basic net income per share	$0.07	$0.06

Shares used in calculating basic net income per share	28,370	27,424

Diluted net income per share	$0.06	$0.06

Shares used in calculating diluted net income per share	29,382	28,294

Immersion Corporation

Reconciliation of GAAP Net Income to Non-GAAP Net Income

(In thousands, except per share amounts)

(Unaudited)

	Three Months
	Ended March 31,
	2014	2013
GAAP Net Income	$1,864	$1,687
Stock-based compensation	1,583	1,037

Non-GAAP Net Income	$3,447	$2,724

Non-GAAP Earnings Per Share	$0.12	$0.10

Shares used in calculating Non-GAAP Earnings per Share	29,382	28,294